Exhibit 1

             Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Midlantic Corporation
(No. 33-63222) of our report dated June 3, 1994, on our audit of the financial statements of the Midlantic Savings and Investment Plan (formerly, the Midlantic Profit Sharing
Plan) as of December 31, 1993 and 1992 and for the year ended December 31, 1993.


                                   /s/ Coopers & Lybrand
                                   COOPERS & LYBRAND



June 15, 1994
Parsippany, New Jersey